Exhibit 5.1

                                                     BUSH/ROSS
                                                     ATTORNEYS AT LAW

                                                     220 South Franklin Street
                                                     Tampa, Florida 33602-5330
                                                     (813) 224-9255[Phone]
                                                     (813) 223-9620 [Fax]
                                                     www.bushross.com

BRENT A. JONES                                       Mailing Address:
bjones@bushross.com                                  Post Office Box 3913
(813) 204-6420 [Direct Line]                         Tampa, Florida 33601-3913


                                February 9, 2006


Telzuit Medical Technologies, Inc.
February  9,  2006
Page  3


Gentlemen:

     We have acted as counsel to Telzuit Medical Technologies, Inc., a Florida corporation (the "COMPANY") in connection with its filing of a registration statement on Form SB-2 (Registration No. 333-130029) (the "REGISTRATION STATEMENT") covering 50,728,328 shares of common stock, par value $.001 per share (the "SHARES") to be sold by selling security holders (the "SELLING SECURITY HOLDERS"), which amount includes (i) up to 8,356,340 shares that are issuable upon conversion of our outstanding Series A Convertible Preferred Stock (the "CONVERSION SHARES"); (ii) up to 9,787,705 shares of common stock (the "WARRANT SHARES") that are issuable upon the exercise of common share purchase warrants (the "WARRANTS"); and (iii) 27,099,672 shares outstanding that were issued upon conversion of the Series B Convertible Preferred Stock; 1,488,553 shares outstanding that were issued upon exercise of certain warrants; and 514,936 shares outstanding that the Company has contractually agreed to register (collectively, the "OUTSTANDING SHARES").

     The opinion expressed below is rendered pursuant to Item 27 of Form SB-2 and Item 601(b)(5) of Regulation S-B, and has been prepared in accordance with the Report on Standards for Florida Opinions, dated September 1998, issued by the Business Law Section of The Florida Bar (the "REPORT"). In rendering this opinion, we have made no assumptions other than those set forth in Section II.K. of the Report (a copy of which is attached as Exhibit"A") and have examined such
                                              ----------
matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following documents:

          1.   The Registration Statement.

          2. The Share Exchange Agreement dated May 6, 2005 (the "SHARE EXCHANGE AGREEMENT"), Securities Purchase Agreement dated May 6, 2005 (the "PURCHASE AGREEMENT") and Investor Rights Agreement dated May 6, 2005 (the "INVESTOR RIGHTS AGREEMENT") that are Exhibits to the Registration Statement.

          3.   The Warrants.

          4. Copies of the Company's Articles of Incorporation, as amended, Bylaws, as amended, and capital stock register of the Company.

          5. Certificate of Designations of the Rights, Preferences and Privileges of the Series A Convertible Preferred Stock filed with the Florida Secretary of State on June 22, 2005.

          6. Certificate of Designations of the Rights, Preferences and Privileges of the Series B Convertible Preferred Stock filed with the Florida Secretary of State on May 6, 2005.

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          7.   Minutes  of  meetings  and  actions  by  written  consent  of the
               Company's Board of Directors (and committees thereof) relating to the Share Exchange Agreement, Purchase Agreement, Investor Rights Agreement, the Outstanding Shares, the Warrants, and the adoption and amendment of the Articles.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and such additional examination as we consider relevant to this opinion, and have assumed the current adequacy and completeness of the information obtained from the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal competence or capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document entered into by the Selling Security Holders and the due authorization, execution and delivery of all documents by the Selling Security Holders where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Shares that are issued have been or will be properly signed by properly authorized officers of the Company or their agents.

     We are admitted to practice law in the state of Florida, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the State of Florida.

     In connection with our opinion expressed below, we have assumed that, at or before the time of any resale of Shares pursuant to the Registration Statement, the Registration Statement will have been declared effective under the Securities Act, that the registration will apply to such resale of Shares and will not have been modified or rescinded, and that there will not have occurred any change in law affecting the validity or issuance of such shares or their status as fully paid and nonassessable.

     The Company has informed us that the Selling Security Holders may resell Shares from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to any Selling Security Holder's resale of Shares pursuant to the Registration Statement, the Company will advise us in writing of the terms thereof and other information material thereto and will afford us an opportunity to review the operative documents pursuant to which such Shares are to be resold (including the Registration Statement, the prospectus and applicable prospectus supplement, if any, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such resale. However, we undertake no responsibility to monitor the Company's or any Selling Security Holder's future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume the Company will timely file any and all supplements to the Registration Statement and prospectus as are necessary to comply with applicable laws in effect from time to time.

     In rendering any opinion that the Shares are "fully paid," we have assumed that such shares were issued or will be issued, as applicable, in accordance with the terms of the Purchase Agreement, Investor Rights Agreement, the Articles, and the Warrants and that the Company has received full consideration for the issuance of such shares provided for in the Purchase Agreement, the Articles, and the Warrants (as applicable), and we have relied solely, without independent investigation, upon the representation of the Company to that effect.

     In rendering any opinion that the Shares are "validly issued," we have assumed that the Company will not issue common stock in the future that would

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cause the issuance of shares upon conversion of the Series A Preferred, Series B
Preferred or upon exercise of the Warrants to exceed the number of shares of common stock that are then authorized for issuance under the Articles.

     Based upon the foregoing, it is our opinion that the Outstanding Shares that may be sold by the Selling Security Holders pursuant to the Registration Statement are, and the Conversion Shares and Warrant Shares, when issued upon conversion of the Series A Convertible Preferred Stock or exercise of the Warrants and fully paid for as provided in the Purchase Agreement, the Articles and the Warrants will be, validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof, and any amendments thereto. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the fact that may hereafter be brought to our attention, whether or not such occurrence would affect or modify the opinions expressed herein. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and may not be relied upon for any other purpose. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

                          Very  truly  yours,

                          BUSH  ROSS,  P.A.

                          /s/  Brent  A.  Jones
                          --------------------------------------------
                          By:  Brent  A.  Jones,  as  authorized  representative

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                                    EXHIBIT A

            REPORT ON STANDARDS FOR FLORIDA OPINIONS, SEPTEMBER 1998,
              ISSUED BY THE BUSINESS LAW SECTION OF THE FLORIDA BAR
                                  SECTION II.K.

K.   ASSUMPTIONS

     Opining counsel is permitted to make assumptions about factual matters that affect the opinion, but as to which the counsel has not made (and which by agreement of the parties is not expected to make) any investigation. Most of the assumptions in an opinion relate to matters involving parties other than opining counsel's client.

     Counsel may not make a factual assumption which counsel knows to be incorrect and may not rely on any statement of fact in a document which counsel knows is not correct, unless counsel discloses to the addressee and addressee's counsel that the assumption or statement of facts is not correct and the addressee agrees that counsel may nevertheless make the assumption. Counsel also may not assume a specific legal issue on which counsel has been asked to render an opinion.

     The most common assumptions are set forth below, and any additional assumptions made by counsel must be set forth specifically. For example, if counsel is asked to opine that the choice of Florida law will be upheld, counsel may have to assume that the domicile of counsel's client (which depends on intent) is Florida.

     Unless one of the following assumptions is specifically excluded from an opinion, all of the listed assumptions will be incorporated by reference into opinions incorporate this Report. Accordingly, the assumptions listed below do not have to be restated in the text of opinions:

     1.     the  legal  capacity  of  each  natural  person;

     2. the legal existence of all parties to the transaction other than opining counsel's client;

     3. the power and authority of each person other than the client or person(s) acting on behalf of the client to execute, deliver and perform each document executed and delivered and to do each other act done or to be done by such person;

     4. the authorization, execution and delivery by each person other than the client or person(s) acting on behalf of the client of each document executed and delivered or to be executed and delivered by such person;

     5. the legality, validity, binding effect and enforceability as to each person other than the client or person(s) acting on behalf of the client of each document executed and delivered or to be executed and delivered and of each other act done or to be done by such person;

     6. the payment of all required documentary stamps, taxes and fees imposed upon the execution, filing or recording of documents;

     7. that there have been no undisclosed modifications of any provision of any document reviewed by opining counsel in connection with the rendering of the opinion and no undisclosed prior waiver of any right or remedy contained in any of the documents;

     8. the genuineness of each signature other than that of the client or persons acting on behalf of the client, the completeness of each document submitted to opining counsel, the authenticity of each document reviewed by

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opining  counsel as an original, the conformity to the original of each document reviewed by opining counsel as a copy and the authenticity of the original of each document received by opining counsel as a copy;

     9. the truthfulness of each statement as to all factual matters otherwise not known to opining counsel to be untruthful contained in any document encompassed within the due diligence review undertaken by opining counsel;

     10. the accuracy on the date of the opinion as well as on the date stated in all governmental certifications of each statements as to each factual matter contained in such governmental certifications;

     11. that the addressee has acted in good faith, without notice of adverse claims, and has complied with all laws applicable to it that affect the transaction;

     12. that the transaction complies with all tests of good faith, fairness, and conscionability required by law;

     13. that routine procedural matters such as service of process or qualification to do business in the relevant jurisdictions will be satisfied by the parties seeking to enforce the agreement;

     14. that all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies constituting the law for which opining counsel is assuming responsibility are published (E.G., reported court decisions and the specialized reporting services of BNA, CCH and Prentice-Hall) or otherwise generally accessible (I.E., in terms of access and distribution following publication) to lawyers practicing in opining counsel's judicial circuit;

     15. that other agreements related to the transaction will be enforced as written;

     16. that no action, discretionary or otherwise, will be taken by or on behalf of opining counsel's client in the future that might result in a violation of law;

     17. that there are no other agreements or understandings among the parties that would modify the terms of the transaction documents or the respective rights or obligations of the parties to those documents;

     18. that with respect to the transaction and the transaction documents, there has been no mutual mistake of fact and there exists no fraud or duress; and

     19. the constitutionality and validity of all relevant laws, regulations and agency actions unless a reported case has otherwise held or widespread concern has been expressed by commentators as reflected in materials which lawyers routinely consult.

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